FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES PRELIMINARY UNAUDITED SALES
FOR THE FOURTH QUARTER AND FULL YEAR 2018

Marlborough, Mass. (January 8, 2019) -- Boston Scientific Corporation (NYSE: BSX) generated sales, based upon preliminary unaudited financial information, of approximately $2.56 billion during the fourth quarter of 2018. This represents growth of approximately 6.3 percent on a reported basis, approximately 8.2 percent on an operational1 basis and approximately 7.0 percent on an organic2 basis, all compared to the prior year period.

For the full year 2018, the Company generated sales, based upon preliminary unaudited financial information, of approximately $9.82 billion. This represents growth of approximately 8.6 percent on a reported basis, approximately 8.0 percent on an operational basis and approximately 7.2 percent on an organic basis, all compared to the prior year period.

Preliminary net sales for the fourth quarter by business and region:

	Three Months Ended		Change
(in billions / unaudited)	December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
	2018	2017

Endoscopy	$0.46	$0.44	5.1%	(1.6)%	6.7%
Urology and Pelvic Health	0.34	0.31	10.9%	(1.4)%	12.3%
MedSurg*	0.80	0.75	7.5%	(1.5)%	9.0%
Cardiac Rhythm Management	0.49	0.49	0.2%	(1.6)%	1.8%
Electrophysiology	0.08	0.08	6.4%	(1.7)%	8.1%
Neuromodulation	0.22	0.19	18.1%	(1.0)%	19.1%
Rhythm and Neuro*	0.79	0.75	5.3%	(1.4)%	6.7%
Interventional Cardiology	0.67	0.64	5.1%	(2.5)%	7.6%
Peripheral Interventions	0.30	0.28	9.3%	(2.1)%	11.4%
Cardiovascular	0.97	0.91	6.4%	(2.3)%	8.7%

Net Sales	$2.56	$2.41	6.3%	(1.9)%	8.2%

	Three Months Ended		Change
	December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
	2018	2017
(in billions / unaudited)

U.S.	$1.46	$1.36	7.0%	0.0%	7.0%
EMEA (Europe, Middle East and Africa)**	0.56	0.53	5.1%	(4.1)%	9.2%
APAC (Asia-Pacific)**	0.45	0.42	5.2%	(1.9)%	7.1%
Latin America and Canada	0.10	0.09	7.2%	(15.0)%	22.2%

Net Sales	$2.56	$2.41	6.3%	(1.9)%	8.2%

Preliminary net sales for the full year by business and region:

	Twelve Months Ended		Change
(in billions / unaudited)	December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
	2018	2017

Endoscopy	$1.76	$1.62	8.9%	0.5%	8.4%
Urology and Pelvic Health	1.25	1.12	10.9%	0.3%	10.6%
MedSurg*	3.01	2.74	9.7%	0.4%	9.3%
Cardiac Rhythm Management	1.95	1.90	3.0%	0.9%	2.1%
Electrophysiology	0.31	0.28	12.1%	1.2%	10.9%
Neuromodulation	0.78	0.64	22.7%	0.2%	22.5%
Rhythm and Neuro*	3.04	2.81	8.3%	0.7%	7.6%
Interventional Cardiology	2.59	2.42	7.1%	0.5%	6.6%
Peripheral Interventions	1.19	1.08	9.8%	0.6%	9.2%
Cardiovascular	3.78	3.50	7.9%	0.5%	7.4%

Net Sales	$9.82	$9.05	8.6%	0.6%	8.0%

	Twelve Months Ended		Change
	December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
	2018	2017
(in billions / unaudited)

U.S.	$5.54	$5.16	7.3%	0.0%	7.3%
EMEA**	2.18	1.94	12.2%	3.2%	9.0%
APAC**	1.73	1.59	8.8%	1.3%	7.5%
Latin America and Canada	0.38	0.36	6.8%	(9.0)%	15.8%

Net Sales	$9.82	$9.05	8.6%	0.6%	8.0%

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

Amounts may not add due to rounding. Growth rates are based on preliminary, non-rounded amounts and may not recalculate precisely.

Operational and organic sales growth rates are not prepared in accordance with U.S. GAAP.

All of the information in this press release is preliminary and subject to completion of year end financial reporting processes, reviews and audit.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of Symetis SA, NxThera, Inc., Claret Medical, Inc. and Augmenix, Inc. with no prior year comparable sales.

J.P. Morgan Healthcare Conference on Tuesday, January 8, 2019
As previously announced, Boston Scientific will participate in the J.P. Morgan Healthcare Conference today in San Francisco. Mike Mahoney, chairman and chief executive officer, will present at approximately 8:00 a.m. PST. At 8:30 a.m. PST, Mike will be joined by Dan Brennan, executive vice president and chief financial officer, Professor Ian Meredith, executive vice president and global chief medical officer, and Susie Lisa, vice president, Investor Relations, in a question-and-answer session with the host analyst and audience members.

A live webcast of the presentation and question-and-answer session will be available on the Investor Relations section of the Boston Scientific website at investors.bostonscientific.com. A replay of the webcast will be accessible at investors.bostonscientific.com beginning approximately one hour following the completion of the event.

Conference Call on Wednesday, February 6, 2019
As previously announced, Boston Scientific will webcast its conference call discussing financial results and business highlights for the fourth quarter and full year 2018 and provide first quarter and full year 2019 guidance on Wednesday, February 6, 2019 at 8:00 a.m. EST. A live webcast of the conference call will be available on the Investor Relations section of the website at investors.bostonscientific.com. A replay of the webcast will be archived and available at investors.bostonscientific.com beginning approximately one hour following the completion of the meeting.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.
These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, our financial performance, our business plans and our positioning for revenue and earnings growth.
Our expectations about quarterly and full year results are based on preliminary unaudited information about the fourth quarter of 2018 and are subject to revision. Although the quarter is now completed, we are still in the early stages of our standard financial reporting closing procedures. Accordingly, as we complete our normal quarter-end and year-end closing and review processes, actual results could differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter of 2018 to differ materially from those contemplated by these forward-looking statements include, but are not limited to, inaccurate assumptions; unrecorded expenses; changes in estimates or judgments; and facts or circumstances affecting the application of the Company’s critical accounting policies.
If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
TOTAL COMPANY NET SALES GROWTH

Q4 2018 Preliminary / Unaudited Net Sales as compared to Q4 2017

Total BSC
Percentage change in net sales, as reported	6.3%
Less: Impact of foreign currency fluctuations	(1.9)%
Percentage change in net sales, operational	8.2%
Less: Impact of certain recent acquisitions	1.2%
Percentage change in net sales, organic	7.0%
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FY2018 Preliminary / Unaudited Net Sales as compared to FY2017

Total BSC
Percentage change in net sales, as reported	8.6%
Less: Impact of foreign currency fluctuations	0.6%
Percentage change in net sales, operational	8.0%
Less: Impact of certain recent acquisitions	0.8%
Percentage change in net sales, organic	7.2%

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including operational net sales, which exclude the impact of changes in foreign currency exchange rates, and organic net sales, which exclude the impact of foreign currency exchange rates and the impact of recent aforementioned acquisitions. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent aforementioned acquisitions, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.